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                                                                    EXHIBIT 99.1

                          PROXY/VOTING INSTRUCTION CARD

                                 WORLDCOM, INC.
                            500 CLINTON CENTER DRIVE
                           CLINTON, MISSISSIPPI 39056

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             SPECIAL MEETING OF SHAREHOLDERS, _______, ______, 2001

      The undersigned hereby with respect to all shares of common stock and series B, series D, series E, series F and series G of WorldCom, Inc. (the "Company") which the undersigned may be entitled to vote, constitutes and appoints Bernard J. Ebbers and Scott D. Sullivan, and each of them, with full power of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to vote at the Special Meeting of Shareholders of the Company, to be held on, _______, ______, 2001 commencing at 10:00 a.m. local time, at 500 Clinton Center Dr., Clinton, Mississippi, and at any and all adjournments or postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following, as more fully set forth in the Proxy Statement of the Company dated ______, 2001, receipt of which is hereby acknowledged.

THIS PROXY/VOTING INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED FOR THE PROPOSALS.


                                              WorldCom, Inc.
                                              Post Office Box 11494
                                              New York, NY 10203-0494

                    (Continued, and to be signed and dated on the reverse side.)


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                         VOTE BY INTERNET OR TELEPHONE
                         24 Hours a Day - 7 Days a Week
               Save Your Company Money - It's Fast and Convenient


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TELEPHONE                                               INTERNET
1-800-650-3514                                      OR  http://proxy.shareholder.com/wcom
                                                        ---------------------------------

Use any touch-tone telephone.                           Go to the website address listed above.
Have your proxy/voting instruction card ready.          Have your proxy/voting instruction card ready.
Enter your Control Number located in the box below.     Enter your control number located in the box below.
Follow the simple recorded instructions.                Follow the simple instructions on the website.


                                                        MAIL
                                                    OR  Mark, sign and date your proxy/voting instruction card.
                                                        Detach your proxy/voting instruction card.
                                                        Return your proxy/voting instruction card in the postage-paid envelope provided.
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Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone, there is no need for you to mail back your proxy card.

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        CONTROL NUMBER                THE BOARD RECOMMENDS A VOTE "FOR" BOTH PROPOSALS.
FOR INTERNET / TELEPHONE VOTING
                                      1.  Approval of the articles of amendment
                                          to the Company's charter to create the
                                          WorldCom group stock and MCI group stock.    For |_|   Against |_|   Abstain |_|

ADDRESS CHANGE
AND/OR COMMENTS MARK HERE /X/         2.  Approval of the articles of amendment
                                          to the Company's charter to amend the
                                          fair price provisions of the
                                          Company's charter.                           For |_|   Against |_|   Abstain |_|



                                                                         Please sign exactly as name(s) appear on this proxy/voting instruction card. When shares are held by joint tenants,
                                                                         both should sign. When signing as attorney-in-fact,
                                                                         executor, administrator, personal representative, trustee
                                                                         or guardian, please give full title as such. If a
                                                                         corporation, please sign in full corporate name by
                                                                         President or other authorized officer. If a partnership,
                                                                         please sign in partnership name by authorized person.

                                                                         DATED_______________________, 2001

                                                                         SIGNED________________________________

                                                                         SIGNED________________________________

                                                                         VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. /X/

SIGN, DATE AND RETURN THE PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
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